INGREDION INCORPORATED INSIDER TRADING COMPLIANCE POLICY Purpose This Insider Trading Compliance Policy (this “Policy”) provides guidelines with respect to transactions in the securities of Ingredion Incorporated (the “Company”) and the securities of other entities about which material nonpublic information is obtained in the course of service with the Company. The Company’s Board of Directors has adopted this Policy to prohibit specified persons from trading in the securities of any entity while aware of material nonpublic information related to that entity or providing that information to another person who might trade while aware of such information. Legal Prohibitions on Insider Trading The antifraud provisions of U.S. federal securities laws prohibit an issuer’s directors, officers, employees, and other persons who possess material nonpublic information about the issuer from trading in the issuer’s securities on the basis of that information. Transactions are considered “on the basis of” material nonpublic information if the person engaged in the transaction was aware of the material nonpublic information at the time of the transaction. It is not a defense that the person did not “use” the information for purposes of the transaction. Disclosing material nonpublic information directly or indirectly to others who then trade based on that information or making recommendations or expressing opinions as to transactions in securities while aware of material nonpublic information (which is sometimes referred to as “tipping”) is also illegal. Both the person who provides the information, recommendation, or opinion and the person who trades based on it may be liable. These illegal activities are commonly referred to as “insider trading.” State securities laws and the securities laws of other jurisdictions also impose restrictions on insider trading. Persons Subject to this Policy This Policy applies to (i) all officers of the Company and its subsidiaries, (ii) all members of the Company’s Board of Directors, and (iii) all employees of the Company and its subsidiaries (collectively, “Covered Persons”). This Policy also applies to certain family members of each Covered Person, other members of a Covered Person’s household, and any entities subject to a Covered Person’s influence or control, as described below. The Company may also determine that other persons who have access to material nonpublic information, such as the Company’s consultants, independent contractors, and other agents, will be subject to this Policy. In addition to their obligations under this Policy as Covered Persons, directors, officers, and other employees of the Company designated from time to time by the Administrator of this Policy (collectively, “Trading Window Persons”) are subject to the quarterly and other additional trading restrictions described in this Policy. The additional trading restrictions also apply to certain family members of each Trading Window Person, to other members of the Trading Window Person’s household, and to any entity subject to the Trading Window Person’s influence or control, as described below.

-2- In general, the Trading Window Persons include, but are not limited to: • The Company's Board of Directors; • The Company's Executive Leadership Team; • The Chief Financial Officer's direct reports and their respective direct reports, to the extent all such individuals are Director level and up; • The Chief Legal Officer's direct reports and their respective direct reports, to the extent all such individuals are Director level and up; • The leader and the VP, Finance from each of the Company’s reportable business segments; • The Corporate Strategy team, to the extent all such individuals are Director level and up; Additional people may be added from time to time upon notification from the Administrator (e.g., including, but not limited to, in the case of event-specific trading restrictions). Transactions Subject to this Policy Except as described in the section titled “Limited Exceptions,” this Policy applies to all transactions involving any securities of the Company (collectively, “Company Securities”), including the Company’s common stock, options to purchase common stock, and any other types of securities which the Company may issue, including, but not limited to, senior notes and other debt securities, preferred stock, and warrants. In addition, this Policy applies to all derivative securities that are not issued by the Company such as exchange-traded put or call options or swaps relating to Company Securities. This Policy also applies to all transactions involving any securities of any other entity about which a Covered Person has obtained material nonpublic information in the course of service with the Company, including information relating to acquisitions, joint ventures, other transactions or commercial relationships with such entity, or otherwise. Individual Responsibility All Covered Persons have ethical and legal obligations to maintain the confidentiality of information about the Company and not to engage in transactions in Company Securities or securities of other covered entities while in possession of material nonpublic information. Each individual is responsible for making sure that he or she complies with this Policy and that any family member, household member, or entity whose transactions are subject to this Policy, as discussed below, also complies with this Policy. In all cases, the responsibility for determining whether a person is in possession of material nonpublic information rests with that person, and any action on the part of the Company, the Administrator, or any director, officer, or other employee pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under

-3- applicable securities laws or constitute confirmation with respect to directors and officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that they have not completed matchable opposite-way transactions within the prior six months. Covered Persons could be subject to severe legal penalties and disciplinary action by the Company for any conduct prohibited by this Policy or applicable securities laws, as described below in the section titled “Consequences of Violations.” Reporting Transactions Every director and executive officer must immediately (on the same day) report to the Administrator or other designated attorney or employee all securities transactions he or she engages in (including those by certain family members as specified in the section titled “Transactions by Family Members”) in order for appropriate Section 16 reports of changes in beneficial ownership to be timely filed with the U.S. Securities and Exchange Commission (“SEC”) on the director’s or executive officer’s behalf. Administration of this Policy The Company’s Senior Vice President, Chief Legal Officer, Corporate Secretary, and Chief Compliance Officer shall serve as the administrator of this Policy (the “Administrator”). The Vice President and Associate General Counsel, Corporate, Finance, Securities, and Strategy, or any other employee designated by the Administrator, shall be responsible for the day-to-day administration of this Policy and for specific determinations made under this Policy, all of which shall be deemed to be the actions of the Administrator. Statement of Prohibited Transactions It is the policy of the Company that no director of the Company and no officer or other employee of the Company or any of its subsidiaries (or any other person designated by this Policy or by the Administrator as being subject to this Policy) who is aware of material nonpublic information relating to the Company or any other entity about which a Covered Person has obtained material nonpublic information in the course of service with the Company, as described above, may, directly or indirectly through family members or other persons or entities: • engage in transactions in Company Securities, except as otherwise specified in this Policy in the sections titled “Limited Exceptions” and “Rule 10b5-1 Plans,” or in transactions involving any securities of any other entity about which such Covered Person has obtained material nonpublic information in the course of service with the Company; • recommend the purchase or sale of any Company Securities or securities of any such other entity; • disclose material nonpublic information to persons within the Company whose jobs do not require them to have that information or outside of the Company to other persons, including, but not limited to, family, friends, business associates, investors, and consulting firms, unless any such disclosure is made in accordance

-4- with the Company’s policies regarding the protection or authorized external disclosure of information regarding the Company; or • assist anyone engaged in any of the above activities. There are no exceptions to this Policy, except as specifically noted herein. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) or small transactions are not excepted from this Policy. As a result, there may be instances where a person subject to this Policy will be required to forgo a planned transaction and suffer financial hardship because of the restrictions imposed by this Policy. Even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct. Definition of Material Nonpublic Information Material Information. Information is considered “material” if a reasonable investor would consider that information important in making a decision to buy, hold, or sell securities or would view the information as significantly altering the total mix of information in the marketplace about the issuer of the securities. Any information that could be expected to affect the price of a security of the Company or any other covered entity, whether it is positive or negative, should be considered material. There is no bright-line standard for assessing materiality, which is based on a consideration of all relevant facts and circumstances. Although it is not possible to define all categories of material information with respect to an issuer of securities, some examples of information that ordinarily would be regarded as material are: • projections of future earnings or losses or other earnings guidance; • changes to previously announced earnings guidance or a decision to suspend earnings guidance; • a pending or proposed merger, acquisition, or tender offer; • a pending or proposed acquisition or disposition of a significant asset or business; • a pending or proposed joint venture; • a restructuring; • significant related party transactions; • a change in dividend policy, the declaration of a stock split, or an offering of additional equity securities; • bank borrowings, debt securities issuances, or other financing transactions out of the ordinary course;

-5- • the establishment, expansion, or termination of a repurchase program for the issuer’s securities; • a change in the pricing or cost structure for the issuer’s products or services; • major marketing changes; • a significant change in management; • a change in auditors or notification that the auditor’s reports may no longer be relied upon; • development of a significant new product, process, or service; • pending or threatened significant litigation or the resolution of any such litigation; • impending bankruptcy or the existence of severe liquidity problems; • the gain or loss of a significant customer or supplier; • the imposition of a ban on trading in the issuer’s securities; • strikes or other labor actions expected to significantly affect operations; • results of an important segment of the business; • data breaches or other cybersecurity events; or • updates regarding any prior material disclosure that has materially changed. This list is not intended to be exhaustive, and other types of information may also be material. When Information is Considered Public. Information that has not been disclosed to the public is generally considered to be “nonpublic” information. To establish that the information has been disclosed to the public, it may be necessary to demonstrate that the information has been widely disseminated. Information generally would be considered widely disseminated if it has been disclosed by one of the following means: • by issuing a press release through a widely disseminated news or wire service (which, under New York Stock Exchange rules, must include, at a minimum, Dow Jones & Company, Inc., Reuters Economic Services, and Bloomberg Business News); • by filing or furnishing a current report on Form 8-K with the SEC or including disclosure in a report on Form 10-Q or Form 10-K or another SEC filing; • by disclosing such information in a presentation by an authorized representative that is publicly accessible by webcast, conference call, posting of such

-6- information on the “Investors” or similar section of the Company’s website, or other means, so long as that the fact of and means to access the presentation have been publicly disclosed in advance of the presentation; and • by any other means that complies with the SEC’s Regulation FD. By contrast, information likely would not be considered widely disseminated if it is available only to the Company’s employees or to a select group of analysts, brokers, and institutional investors or, unless certain conditions prescribed by the SEC or its staff have been met, if the information is communicated solely through social media or appears solely on the Company’s corporate website. Once information is widely disseminated, it is necessary for the public to have sufficient time to absorb the information. As a general rule, Covered Persons may not engage in any transactions in Company Securities until one full trading day has passed on the New York Stock Exchange after the information has become publicly available. The following indicates when a Covered Person may trade after public announcement of material information under most circumstances: Announcement on Tuesday First Day of Trading Before market opens Wednesday While market is open Thursday After market closes Thursday Depending on the particular circumstances, the Company may determine that a longer period before trading may begin should apply to the release of specific material nonpublic information. Transactions by Family Members This Policy applies to a Covered Person’s (i) family members who reside with the Covered Person (including a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, and in-laws), (ii) anyone else who lives in the Covered Person’s household, and (iii) any family members who do not live in the Covered Person’s household but whose transactions in Company Securities or securities of any other covered entity are directed by the Covered Person or are subject to the Covered Person’s influence or control, such as parents or children who consult with the Covered Person before they trade in securities (all persons identified in clauses (i), (ii) and (iii) are collectively referred to as “Family Members”). Each Covered Person is responsible for the transactions of these Family Members, and therefore should make them aware of the need to confer with the Covered Person before they trade in Company Securities or the securities of any other covered entity. Covered Persons should treat all such transactions for the purposes of this Policy and applicable securities laws as if the transactions were for their own account. This Policy, however, does not apply to personal securities transactions of Family Members where the purchase or sale decision is made by a third

-7- party not controlled or influenced by or related to the Covered Person or the Covered Person’s Family Members. Transactions by Entities Influenced or Controlled by Covered Persons This Policy applies to any entities that a Covered Person influences or controls, including any corporations, partnerships, limited liability companies, or trusts (collectively, “Controlled Entities”). Transactions by Controlled Entities should be treated for the purposes of this Policy and applicable securities laws as if they were for the Covered Person’s own account. Limited Exceptions This Policy does not apply in the case of the following transactions, except as specifically noted: Transactions Under Company Plans Stock Option Exercises. This Policy does not apply to the exercise of a stock option acquired pursuant to the Company’s plans or to the exercise of a tax withholding right pursuant to which a person has elected to have the Company withhold shares subject to an option to satisfy tax withholding requirements. This Policy does apply, however, to any sale of stock as part of a broker-assisted cashless exercise of an option or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option. Restricted Stock Awards and Restricted Stock Units. This Policy does not apply to the vesting of awards of restricted stock or restricted stock units or the exercise of a tax withholding right pursuant to which a person elects to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any restricted stock or restricted stock unit awards. This Policy does apply, however, to any market sale of restricted stock or shares issued upon the vesting of restricted stock units. 401(k) Plan. This Policy does not apply to purchases of Company Securities in the Company’s 401(k) plan resulting from a Covered Person’s periodic contribution of money to the plan pursuant to his or her payroll deduction election. This Policy does apply, however, to certain elections Covered Persons may make under the 401(k) plan, including: (i) an election to increase or decrease the percentage of his or her periodic contributions that will be allocated to the Company stock fund; (ii) an election to make an intra-plan transfer of an existing account balance into or out of the Company stock fund; (iii) an election to borrow money against his or her 401(k) plan account if the loan will result in a liquidation of some or all of his or her Company stock fund balance; and (iv) an election to prepay a plan loan if the prepayment will result in allocation of loan proceeds to the Company stock fund. Dividend Reinvestment Plan. This Policy does not apply to purchases of Company Securities under the Company’s dividend reinvestment plan resulting from reinvestment of dividends paid on Company Securities. This Policy does apply, however, to voluntary purchases of Company Securities resulting from additional contributions a Covered Person chooses to make to the dividend reinvestment plan and to elections by Covered

-8- Persons to participate in the plan or increase their levels of participation in the plan. This Policy also applies to Covered Persons’ sale of any Company Securities purchased pursuant to the plan. Other Similar Transactions. This Policy does not apply to any other purchase of Company Securities from the Company or sales of Company Securities to the Company under Company plans. Other Excepted Transactions This Policy also does not apply to the following transactions, except as specifically noted: Bona Fide Gifts. Dispositions of securities by bona fide gifts (including charitable contributions) made by a person subject to this Policy are not transactions restricted by this Policy unless the person making the gift has reason to believe that the recipient intends to sell the securities while the person making the gift is aware of material nonpublic information or unless the person making the gift is a Trading Window Person and a sale of the securities by the recipient is likely to occur during a Restricted Trading Period. Dispositions of securities by bona fide gift by a Trading Window Person are subject to pre-clearance by the Administrator. Transactions in Mutual Funds. Transactions in mutual funds with a broad portfolio of investments that include Company Securities or securities of any other entity covered by this Policy are not transactions covered by this Policy. Changes in Form of Ownership. Certain transactions that merely involve a change in the form in which a person subject to this Policy owns securities may be entered into without restriction by the Policy. For example, such a person may transfer securities to an inter vivos trust of which the transferor is the sole beneficiary during the transferor’s lifetime. Any such proposed transactions by a Trading Window Person are subject to pre-clearance by the Administrator. Share Splits, Share Dividends and Similar Transactions. The restrictions under this Policy do not apply to a change in the number of securities held as a result of a share split, share dividend, or similar transactions applying equally to all securities of a class. Other Excepted Transactions. The exception of any other types of transactions from this Policy must be approved by the Administrator in consultation with the Board of Directors or an independent committee of the Board of Directors. Special and Prohibited Transactions The Company has determined that there is a heightened legal risk or the appearance of improper or inappropriate conduct if directors, officers, and other employees engage in certain types of transactions. It therefore is the Company’s policy that such persons may not engage in such transactions or, to the extent such transactions are not prohibited, should not engage in the transactions, as described below:

-9- Short-Term Trading. Short-term trading of Company Securities may be distracting to the person and may unduly focus the person on the Company’s short-term stock market performance instead of the Company’s long-term business objectives. For these reasons, the Company strongly discourages purchases of Company Securities in the open market that are followed by sales of Company Securities of the same class in the open market during the six months following the purchase, or vice versa. Directors and executive officers are also subject to potential short-swing profit liability under Section 16(b) of the Exchange Act if they engage in short-term trading. Short Sales. Short sales of Company Securities (i.e., the sale of a security that the seller does not own) may evidence an expectation on the part of the seller that the securities will decline in value, and therefore have the potential to signal to the market that the seller lacks confidence in the Company’s prospects. In addition, short sales may reduce a seller’s incentive to seek to improve the Company’s performance. For these reasons, short sales of Company Securities are prohibited. In addition, Section 16(c) of the Exchange Act prohibits directors and officers from engaging in short sales. (Short sales arising from certain types of hedging transactions are governed by the paragraph below captioned “Hedging Transactions.”) Publicly-Traded Options. Given the relatively short term of publicly-traded options, transactions in options may create the appearance that a director, officer, or employee is trading based on material nonpublic information and focus a director’s, officer’s, or other employee’s attention on short-term performance at the expense of the Company’s long- term objectives. Accordingly, transactions in put options, call options, or other derivative securities, on an exchange or in any other organized market, are prohibited by this Policy. (Option positions arising from certain types of hedging transactions are governed by the paragraph below captioned “Hedging Transactions.) Hedging Transactions. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Such hedging transactions may permit a director, officer, or employee to continue to own Company Securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer, or employee may no longer have the same objectives as the Company’s other stockholders. Therefore, directors and officers are prohibited from engaging in any such transactions, and other employees are strongly discouraged from engaging in such transactions. Margin Accounts and Pledged Securities. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company Securities, directors and officers are prohibited from holding Company Securities in a margin account, otherwise pledging Company Securities as collateral for a loan (except as permitted below) or maintaining an automatic rebalance feature in savings plans,

-10- deferred compensation, or deferred fee plans. (Pledges of Company Securities arising from certain types of hedging transactions are governed by the paragraph above captioned “Hedging Transactions.”) An exception to the prohibition on pledging may be granted where a director or officer wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person wishing to enter into such an arrangement must first submit the proposed transaction for approval by the Administrator. Any request for pre-clearance of a pledge of securities as collateral for a loan must be submitted to the Administrator at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction. Standing and Limit Orders. Standing and limit orders (except standing and limit orders under approved Rule 10b5-1 Plans, as described below) create heightened risks for insider trading violations similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when a director, officer, or other employee is in possession of material nonpublic information. The Company therefore discourages placing standing or limit orders on Company Securities other than limit orders for a brief period of time and otherwise in compliance with the restrictions and procedures outlined below in the section titled “Additional Procedures.” Additional Procedures (for Trading Window Persons) The Company has established additional procedures in order to assist the Company in the administration of this Policy, to facilitate compliance with laws prohibiting insider trading while the Trading Window Persons are in possession of material nonpublic information, and to avoid the appearance of any impropriety. These additional procedures are applicable only to Trading Window Persons as well as the Family Members and Controlled Entities of Trading Window Persons. Pre-Clearance Procedures. The Trading Window Persons designated by the Administrator as being subject to these procedures, as well as the Family Members and Controlled Entities of such Trading Window Persons, may not engage in any transaction in Company Securities without first obtaining pre-clearance of the transaction from the Administrator or other designated attorney. A request for pre-clearance should be submitted to the Administrator or other designated attorney at least three business days before the requestor proposes to enter into the proposed transaction. When a request for pre-clearance is made, the requestor should confirm in the request that he or she (a) has reviewed this Policy and (b) is not aware of any material nonpublic information about the Company. In addition, the requestor should include the following information in the request for pre- clearance: • the identity of the Trading Window Person;

-11- • the type of proposed transaction (an open market sale, an open market purchase, a privately negotiated sale, etc.); • the proposed date of the transaction and the number of shares or other securities subject to the proposed transaction; and • the number of shares or other securities currently held by the requestor. If a proposed transaction receives pre-clearance, the pre-cleared trade must be completed within two business days after receipt of pre-clearance, unless an exception is granted by the Administrator or other designated attorney or unless the person becomes aware of material nonpublic information before the trade is executed, in which case the pre-clearance is void and the trade may not be entered into. Transactions not completed within the time limit will again be subject to pre-clearance. The Administrator is under no obligation to approve a transaction submitted for pre-clearance and may determine not to permit the proposed transaction. If a person seeks pre-clearance and permission to engage in the transaction is denied, then such person must refrain from initiating any transaction in Company Securities and should not inform any other person of the denial of pre-clearance. Any requestor who is subject to Section 16 of the Exchange Act should also indicate whether he or she has completed any non-exempt “opposite-way” transactions within the past six months and should be prepared to report the proposed transaction on an appropriate Form 4 or Form 5. If applicable, the requestor should also be prepared to comply with SEC Rule 144 and file (or cause to be filed) Form 144 not later than the time of any sale. Quarterly Trading Restrictions. The Trading Window Persons designated by the Administrator as being subject to quarterly trading restrictions, as well as their Family Members or Controlled Entities, may not conduct any transactions involving Company Securities (other than as specified by this Policy) during a “Restricted Trading Period” beginning on the 20th day of the third month of each fiscal quarter and ending one full trading day after the Company’s public announcement of quarterly earnings, computed as described above in the section titled “When Information is Considered Public.” In the case of the fourth fiscal quarter, however, if the Company does not issue annual earnings guidance for the next year at the same time that it publicly announces its earnings for the fourth quarter and that year, then the applicable Restricted Trading Period will end one full trading day after the public announcement of the Company’s annual earnings guidance. As a result, the Trading Window Persons subject to this restriction may conduct transactions in Company Securities only during the “window period” beginning one full trading day after the public release of the Company’s quarterly earnings and ending on the 19th day of the third month of the current fiscal quarter. The Restricted Trading Periods apply regardless of whether a reminder notice of a Restricted Trading Period is sent to Trading Window Persons. Under certain limited circumstances, a person subject to this restriction may be permitted to trade during a Restricted Trading Period, but only if the Administrator concludes that the person does not in fact possess material nonpublic information. Persons wishing to trade during a Restricted Trading Period must contact the Administrator for approval at least five business days in advance of any proposed transaction involving Company Securities.

-12- Employees not subject to the Restricted Trading Periods are encouraged to refrain from trading Company Securities during the Restricted Trading Periods to avoid the appearance of improper trading. Event-Specific Restricted Trading Periods. From time to time, an event may occur that is material to the Company and is known by only a few directors, officers, or employees. So long as the event remains material and nonpublic, such persons, as designated by the Administrator, may not trade in Company Securities. In addition, the Company’s financial results may be sufficiently material in a particular fiscal quarter that, in the Administrator’s judgment, designated persons should refrain from trading in Company Securities at a time earlier than the commencement of the next Restricted Trading Period described above. In that situation, the Administrator may notify these persons that they should not trade in Company Securities, with or without disclosing the reason for the restriction. The existence of an event-specific trading restriction period or extension of a Restricted Trading Period will not be announced to the Company as a whole and should not be communicated to any other person. Even if the Administrator has not designated an individual as a person who should not trade due to an event- specific restriction, no such individual should trade while aware of material nonpublic information. Exceptions. The quarterly trading restrictions and event-specific trading restrictions do not apply to those transactions to which this Policy does not apply, as described above in the section titled “Limited Exceptions.” Further, the requirement for pre-clearance, the quarterly trading restrictions, and event-specific trading restrictions do not apply to transactions conducted pursuant to approved Rule 10b5-1 plans, described in the section titled “Rule 10b5-1 Plans.” Rule 10b5-1 Plans Rule 10b5-1 under the Exchange Act provides an affirmative defense from insider trading liability under Rule 10b-5. To be eligible to rely on this defense, a person subject to this Policy must enter into a Rule 10b5-1 plan (a “Rule 10b5-1 Plan”) for transactions in Company Securities that meets the conditions specified in Rule 10b5-1, as the same may be amended from time to time. In general, a Rule 10b5-1 Plan must be entered into at a time when the person entering into the plan is not aware of material nonpublic information. In addition, among other requirements, there are limits on the number of Rule 10b5-1 Plans that may be in existence at the same time and all such plans are subject to an applicable “cooling off” period before they become effective. Once a Rule 10b5-1 Plan is adopted, the person must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded, or the timing of the trade. The plan must either specify the amount, pricing, and timing of transactions in advance or delegate discretion on these matters to an independent third party. To comply with this Policy, a Rule 10b5-1 Plan must be approved by the Administrator or other designated attorney and must meet the requirements of Rule 10b5-1. If the plan meets the requirements of Rule 10b5-1 and is approved by the Administrator or other designated attorney, Company Securities may be purchased or sold under that plan without regard to certain insider trading restrictions. Any Rule 10b5-1 Plan must be submitted for approval at least five business

-13- days prior to the proposed date of entry into the plan. No further pre-approval of transactions conducted pursuant to an approved Rule 10b5-1 Plan will be required. Any amendment of an existing Rule 10b5-1 Plan is considered to be an entry into a new plan and shall require a new pre-clearance from the Administrator or other designated attorney. Post-Termination Transactions This Policy shall continue to apply to transactions in Company Securities even after termination of service to the Company. A person in possession of material nonpublic information when his or her service with the Company terminates may not trade in Company Securities until that information has become public or is no longer material. The pre-clearance procedures specified in the section titled “Additional Procedures” above, however, will cease to apply to transactions in Company Securities upon the expiration of any Restricted Trading Period or other Company- imposed trading restrictions applicable at the time of the termination of service. Consequences of Violations The purchase or sale of securities while aware of material nonpublic information, or the disclosure of material nonpublic information to others who then trade in the securities, is prohibited by the federal and state laws. Both the SEC and the New York Stock Exchange investigate, and are effective at detecting, insider trading. Insider trading violations are pursued vigorously by the SEC, U.S. Attorneys, and state enforcement authorities as well as enforcement authorities of foreign jurisdictions. Cases have been successfully prosecuted against trading by employees through foreign accounts, trading by family members and friends, and trading involving only a small number of shares. Punishment for insider trading violations is severe and could include significant fines and imprisonment. While the regulatory authorities concentrate their efforts on the individuals who trade, or who tip inside information to others who trade, the federal securities laws also impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel. In addition, an individual’s failure to comply with this Policy may subject the individual to Company-imposed sanctions, including dismissal for cause, regardless of whether the individual’s failure to comply results in a violation of law. Needless to say, a violation of law, or even an SEC investigation that does not result in prosecution, can tarnish a person’s reputation and irreparably damage a career. Authorized Waivers and Modifications The Administrator has the discretion, on a case-by-case basis and in appropriate circumstances, to waive or modify the application of any provision of this Policy so long as no such waiver or modification would result in any person subject to this Policy engaging in a transaction in Company Securities or other securities covered by this Policy while aware of material nonpublic information. Any transaction undertaken pursuant to any such waiver or modification shall be deemed to be in compliance with this Policy.

-14- Company Assistance Any person who has a question about this Policy or its application to any proposed transaction may obtain additional guidance from the Administrator. The Senior Vice President, Chief Legal Officer, Corporate Secretary, and Chief Compliance Officer and the Vice President and Associate General Counsel, Corporate, Finance, Securities, and Strategy each can be reached by telephone or by e-mail as set forth in the Company’s internal directory. Certification When all employees of the Company annually certify their compliance with the Company’s Code of Conduct, they will simultaneously be certifying their compliance with this Policy, as the prohibitions on insider trading form a part of the Code of Conduct. Approved by the Board of Directors on December 12, 2023 as an amendment and restatement of the prior policy dated December 13, 2019